EXHIBIT 23.01
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements of Interwoven, Inc.:

Form S-8	333-88725	Interwoven, Inc. 1999 Equity Incentive Plan; Interwoven, Inc. 1999 Employee Stock Purchase Plan

Form S-8	333-39914	Interwoven, Inc. 1999 Equity Incentive Plan; Interwoven, Inc. 1999 Employee Stock Purchase Plan; Interwoven, Inc. 2000 Stock Incentive Plan

Form S-8	333-42690	Stock options granted by Neonyoyo, Inc. under its 2000 Stock Plan, as amended, and assumed by the Interwoven, Inc.

Form S-8	333-46662	Interwoven, Inc. 2000 Stock Incentive Plan

Form S-8	333-49926	Stock Options Granted by Ajuba Solutions, Inc. under its 1998 Stock Option Plan, as Amended, and Assumed by Interwoven, Inc.; Stock Options Granted by Metacode Technologies Inc. under its 1995 Stock Option Plan, as Amended, and Assumed by Interwoven, Inc.

Form S-8	333-54250	Interwoven, Inc. 1999 Equity Incentive Plan; Interwoven, Inc. 1999 Employee Stock Purchase Plan

Form S-8	333-87186	Interwoven, Inc. 1999 Employee Stock Purchase Plan

Form S-8	333-104814	Interwoven, Inc. 1999 Employee Stock Purchase Plan

Form S-8	333-106819	Stock options granted by MediaBin, Inc. under its 1994 Amended and Restated Stock Option Plan, as amended, and assumed by Interwoven, Inc.; Stock options granted by MediaBin, Inc. under its 2001 Stock Option Plan, as amended, and assumed by Interwoven, Inc.

Form S-8	333-110586	Stock options granted by iManage, Inc. under its 1997 Stock Option Plan, as amended, and assumed by Interwoven, Inc.; Stock options granted by iManage, Inc. under its 2000 Non-Officer Stock Option Plan, as amended, and assumed by Interwoven, Inc.; iManage, Inc. 1999 Employee Stock Purchase Plan, as amended, and assumed by Interwoven, Inc.; Non-plan stock options of iManage, Inc. assumed by Interwoven, Inc.; Interwoven, Inc. 2003 Acquisition Plan

Form S-8	333-114801	Interwoven, Inc. 1999 Employee Stock Purchase Plan

Form S-8	333-124414	Interwoven, Inc. 1999 Employee Stock Purchase Plan

Form S-8	333-127960	Stock options granted by Scrittura, Inc. under its 2005 Stock Option Plan and assumed by Interwoven, Inc.

Form S-8	333-133642	Interwoven, Inc. 1999 Employee Stock Purchase Plan

Form S-8	333-149377	Options granted by Optimost LLC under its 2006 Equity Compensation Plan and assumed by Interwoven, Inc.; Interwoven, Inc. 1999 Employee Stock Purchase Plan
of our reports dated March 14, 2008 with respect to the consolidated financial statements and schedule of Interwoven, Inc. and the effectiveness of internal control over financial reporting of Interwoven, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ ERNST & YOUNG, LLP
San Francisco, California
March 14, 2008